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                                                                      EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-86468 and 333-08369-01 on Form S-3 and in Registration Statements No. 333-90792, 333-93213, 333-34054, 333-61112, 333-65096, 333-65606, and 333-70708
on Form S-8 of United Parcel Service, Inc. and in Registration Statements No. 333-72127, 333-24805, 333-23969, and 333-23971 on Form S-8 of United Parcel
Service of America, Inc. of our report dated January 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for derivative instruments and hedging activities to conform with Statement of Financial Accounting Standards No. 133, as amended and to the Company's change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 3, 2003